Exhibit 99.2

Cue Biopharma Announces $30 Million Private Placement

BOSTON, April 30, 2026 (GLOBE NEWSWIRE) — Cue Biopharma, Inc. (Nasdaq: CUE), a clinical-stage biopharmaceutical company developing a novel class of therapeutic biologics to selectively engage and modulate disease-specific T cells for the treatment of autoimmune and inflammatory diseases, announced today that it has entered into a securities purchase agreement with certain accredited investors for a private placement (the “PIPE financing”) for gross proceeds of approximately $30 million to Cue Biopharma, before placement agent fees and offering expenses. The PIPE financing is expected to close on or about May 4, 2026, subject to the satisfaction of customary closing conditions.

Newbridge Securities Corporation is acting as placement agent for the PIPE financing.

In the PIPE financing, Cue Biopharma agreed to sell pre-funded warrants (“Pre-Funded Warrants”) to purchase an aggregate of up to 2,727,272 shares of common stock and accompanying common stock warrants (“Warrants”) to purchase an aggregate of up to 1,363,636 shares of common stock (or, in certain circumstances, Pre-Funded Warrants) at an effective price of $11.00 per Pre-Funded Warrant and accompanying Warrant. The exercise price of the Pre-Funded Warrants is $0.001 per share. The exercise price of the Warrants is $11.00 per share.

The Pre-Funded Warrants are exercisable at any time following receipt of approval by the Company’s stockholders at an upcoming special meeting of the Company’s stockholders (“Stockholder Approval”) and will not expire. The Warrants are exercisable following receipt of Stockholder Approval and will expire on the fifth anniversary of the closing of the PIPE financing.

Net proceeds from the PIPE financing are expected to be used to advance the Company’s clinical pipeline, including acquiring and developing Ascendant-221, working capital and other general corporate purposes.

The securities to be sold in the PIPE financing have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Cue Biopharma has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issuable upon the exercise of the Pre-Funded Warrants and Warrants issued in the PIPE financing.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Cue Biopharma

Cue Biopharma (Nasdaq: CUE) is a clinical stage therapeutics company focused on advancing a portfolio of potentially transformative therapies aimed at enabling functional cures across immunological disorders. Its lead asset is a novel anti-IgE antibody with a dual-mechanism of action, currently in Phase 2 development for allergic diseases. In addition, Cue developed the Immuno-STAT® platform which selectively targets disease-specific T cells in vivo without broad immune modulation. Its lead autoimmune candidate, CUE-401, is advancing towards Phase 1 and was designed to regulate inflammation and drive Treg-mediated tolerance. Cue is led by an experienced management team with deep expertise in identifying, acquiring, and advancing promising drug candidates.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the company’s statements about the expected closing of the PIPE financing; the company’s anticipated use of proceeds from the PIPE financing; whether the conditions for the closing of the PIPE financing will be satisfied; expectations with respect to obtaining the Stockholder Approval; and the company’s business strategies, plans and prospects. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Cue Biopharma may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Cue Biopharma makes as a result of various risks and uncertainties, including, among others, risks related to the satisfaction of customary closing conditions related to the PIPE financing and the impact of general economic, industry or political conditions in the United States or internationally and the other risks and uncertainties described in the Risk Factors sections of the company’s most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. Any forward-looking statement made by the company in this press release is based only on information currently available to the company and speaks only as of the date on which it is made. The company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor and Media Contact

Marie Campinell

Agnes Lee

ir@cuebio.com

Cue Biopharma, Inc.